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                         EXHIBIT 24

     POWER OF ATTORNEY WITH RESPECT TO CERTAIN SIGNATURES



                    POWER OF ATTORNEY                  Exhibit 24



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres and David J. Kvapil, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 1995 of Southern Union Company, a Delaware corporation, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated:    September 20, 1995


JOHN E. BRENNAN                   GEORGE L. LINDEMANN
- -----------------------------     -------------------------------
John E. Brennan                   George L. Lindemann



FRANK W. DENIUS                   ROGER J. PEARSON
- -----------------------------     -------------------------------
Frank W. Denius                   Roger J. Pearson



AARON I. FLEISCHMAN               GEORGE ROUNTREE, III
- -----------------------------     -------------------------------
Aaron I. Fleischman               George Rountree, III



ADAM M. LINDEMANN                 DAN K. WASSONG
- -----------------------------     -------------------------------
Adam M. Lindemann                 Dan K. Wassong



KURT A. GITTER, M.D.
- -----------------------------
Kurt A. Gitter